UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2023

ALX ONCOLOGY HOLDINGS INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39386	85-0642577
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

323 Allerton Avenue, South San Francisco, California	94080
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 466-7125

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ALXO	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On March 10, 2023, the Federal Deposit Insurance Corporation (“FDIC”) issued a press release announcing that the FDIC has been appointed as receiver for Silicon Valley Bank (“SVB”). ALX Oncology Holding Inc. (the “Company”) and its subsidiaries have cash in operating accounts with SVB. The Company believes that its direct exposure to SVB’s receivership is immaterial given that the aggregate amount of the Company’s cash held at SVB that is not FDIC insured is less than 0.8% of its total current cash, cash equivalents and investments. The majority of the Company’s cash, cash equivalents and investments are deposited in custodial accounts held by U.S. Bank for which SVB Asset Management (“SAM”) is the advisor. SAM is a SEC-registered investment adviser and manages client assets with a fiduciary standard of care. All SAM-managed cash, securities, and other assets are held in segregated custody accounts in the name of the Company or its subsidiary and SVB does not have a claim to those funds.

As previously disclosed, on October 27, 2022, the Company entered into a loan and security agreement (the “Loan Agreement”) among the Company, as borrower, and Oxford Finance LLC (“Oxford”), as collateral agent, and Oxford Finance LLC, Oxford Finance Credit Fund II LP, and SVB, as the lenders. The Loan Agreement provides for a secured term loan facility in an aggregate principal amount of up to $100 million, with 50% of the funding coming from SVB. Given the receivership of SVB, the Company will be analyzing its options with respect to SVB’s position under the Loan Agreement over time.

The information furnished pursuant to Item 7.01 on this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALX ONCOLOGY HOLDINGS INC.

Date: March 13, 2023	By:	/s/ Peter Garcia
Peter Garcia
Chief Financial Officer